Exhibit 99.1

NEWS RELEASE	Investor Relations 314/994-2730

FOR IMMEDIATE RELEASE

Arch Resources Reports Third Quarter 2020 Results

Demonstrates continued operational excellence in its core metallurgical segment

Drives toward commissioning of world-class Leer South growth project, which remains on time and on budget

Announces strategic plan for legacy thermal assets in support of pivot towards metallurgical markets

ST. LOUIS, October 22, 2020 – Arch Resources, Inc. (NYSE: ARCH) today reported a net loss of $191.5 million, or $12.64 per diluted share, in the third quarter of 2020, compared with net income of $106.8 million, or $6.34 per diluted share, in the prior-year period. Arch’s third quarter results included a non-cash impairment of $163.1 million associated with the write-down of assets at several of its legacy thermal operations. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”) 1 of $17.4 million in the third quarter of 2020, which includes a $2.6 million non-cash mark-to-market loss associated with the company’s coal-hedging activities. This compares to $106.6 million of adjusted EBITDA recorded in the third quarter of 2019, which included a $1.5 million non-cash mark-to-market loss associated with the company’s coal-hedging activities. Revenues totaled $382.3 million for the three months ended September 30, 2020, versus $619.5 million in the prior-year quarter.

“During the third quarter, Arch’s core metallurgical segment maintained its strong, consistent track record of operational excellence and first-quartile cost performance,” said Paul A. Lang, Arch’s chief executive officer. “Just as importantly, the Arch team continued to make excellent progress in the development of Leer South, which should greatly enhance the cash-generating capabilities of our already high-performing metallurgical portfolio through the cycle and solidify our position as the world’s leading producer of High-Vol A metallurgical products when it starts up in less than a year’s time. We believe that the strong foundation of our existing metallurgical portfolio, the rapidly approaching startup of the longwall at Leer South, and an improving global market outlook sets the stage for value-driving increases in earnings and cash flow going forward.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

1

During the third quarter, the Arch team continued to prioritize reducing COVID-19-related risks within the workplace and the broader community. While the virus continues to represent a serious concern, Arch’s intensive protocols have helped limit direct employee impacts so far, with 37 positive tests among our more than 3,400 employees and no extended hospital stays as of quarter-end. While Arch estimates that it incurred additional costs of $4 million during the third quarter related to enhanced cleaning protocols, operational changes and temporary quarantines, the company did not experience material impacts on its ability to produce or deliver its products or on development work at Leer South.

Leadership on Key ESG Metrics

In October, Arch again showcased its industry leadership in mine safety and environmental stewardship as its subsidiary operations claimed two Sentinels of Safety awards, the nation’s highest distinction for mine safety, as well as the Department of Interior’s Good Neighbor Award, the nation’s highest honor for community outreach and engagement.

The Leer mine captured the Sentinels of Safety award in the large underground mine category, having worked all of 2019 – and a total of more than two million employee-hours – without a single lost time incident, while Black Thunder won the Sentinels of Safety Award for small plants, which is based on employee hours worked. Leer South captured the Good Neighbor Award for its ongoing work in engaging with local leaders and advancing critical infrastructure projects benefiting the community. Notably, 2020 marked the second year in a row that an Arch subsidiary has won the Good Neighbor Award, following on the heels of the Leer mine’s receipt of the award in 2019.

“While we set exceptionally high internal standards for our operations across the full range of ESG metrics – and drive progress in those areas via a well-established, rigorous and disciplined approach to continuous improvement – it is still highly gratifying to receive external recognition highlighting the Arch team’s dedication and hard work,” Lang said. “With the exceptional, ongoing accomplishments of our two cornerstone operations, Leer and Leer South, we are establishing a strong foundation for continued excellence in this crucial area of performance in the years ahead.”

Strategic Plan for Legacy Thermal Assets

“In keeping with our rapid pivot towards steel and coking coal markets, we are driving forward with a plan to optimize the value of our legacy thermal assets,” Lang said. “As previously announced, we have launched an accelerated effort to evaluate strategic alternatives for our thermal operations, including possible divestiture. Simultaneously, we are finalizing plans to shrink the operational footprint at these operations, with a particular emphasis on our Powder River Basin assets, where we are sharply focused on systematically reducing our asset retirement and related mine closure obligations.”

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Arch’s Powder River Basin mines produced nearly 75 million tons in 2019 and are expected to produce less than 55 million tons in 2020. Arch is pursuing a plan that could reduce production levels by an additional 50 percent over the course of the next two to three years.

“We view this systematic winding down of our thermal operations – in a way that allows us to continue to harvest cash and to fund long-term closure costs with ongoing operating cash flows – as the right business solution in the event we are unable to find an appropriate buyer,” Lang said. “Just as importantly, we believe that a careful and well-communicated exit strategy is the most responsible way forward for a range of essential stakeholders, including our employees, the communities in which we operate, our longstanding customer base, and the many consumers who continue to rely on coal-based electricity.”

“We are very proud of the accomplishments and contributions of our thermal operations, which have managed exceptionally well over the last decade in a declining demand environment,” Lang added. “We expect that exceptional execution to continue as we adjust the footprint of these assets and continue to address the realities of the marketplace.”

Financial and Liquidity Update

On July 2, 2020, as previously announced, Arch completed a $53.1 million bond offering in the U.S. tax-exempt market through the West Virginia Economic Development Authority. In keeping with the requirements of the tax-exempt issuance – which carries a 5.0 percent interest rate – proceeds are being used to fund the construction of the mine’s preparation plant and other facilities associated with waste management. Arch received approximately $30 million of cash on the closing of the issuance, reflecting the amount of qualified expenditures that had been completed at that time, and another $8 million as work progressed during the third quarter. The company expects to receive the remaining $14 million over the next few quarters.

Arch ended the third quarter with $219.8 million of cash and cash equivalents and short-term investments on the balance sheet, and total available liquidity of $265 million. Excluding the Leer South capital expenditures and the proceeds from the tax-exempt bond issuance, cash increased during the quarter by $11.2 million, demonstrating the significant cash-generating capabilities of Arch even in a challenged market environment.

“While we consider our balance sheet to be one of the strongest in the U.S. coking coal industry, we continue to explore opportunities to further enhance our liquidity position as we drive forward with the final stages of the Leer South buildout,” said Matthew C. Giljum, Arch’s chief financial officer. “We plan to maintain our careful and conservative approach to managing our balance sheet, which we believe is prudent given the continuing, pandemic-related uncertainty in the broader, global economy.”

3

During the third quarter, Arch was required to post approximately $32 million in collateral, with $20 million related to reclamation surety bonds for its legacy thermal operations and the remainder related to workers’ compensation obligations. “We are in constant communication with our surety providers about the long-term strength of Arch’s business, the transformational impact of the Leer South startup, and our ongoing strategic review of our legacy thermal operations, which is focused on systematically reducing our asset retirement and related obligations,” Giljum added. In the fourth quarter, Arch expects to post approximately $16 million of additional collateral related to prior self-insurance of certain workers’ compensation obligations.

Third quarter cash flows were augmented by a total of $14 million related to receipts from the previously disclosed land settlement with the federal government involving 1970s-era preference right lease applications (PRLAs) in New Mexico and the deferral of certain payroll taxes associated with the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Arch expects to receive another $27.8 million related to the land settlement over the course of the next three quarters.

During the quarter, Arch renewed its accounts receivable and inventory-supported credit facilities for three-year terms, while at the same time securing a $75 million reduction in the minimum liquidity requirement for these facilities – from $175 million to $100 million.

Also during the quarter, Arch recorded a non-cash impairment of $163.1 million at its thermal operations, excluding Black Thunder, as a result of projected negative cash margins at the operations and changing expectations about the projected operating rates and overall longevity of these operations.

Operational Update

“During the quarter, our core metallurgical segment continued to exhibit tight, disciplined cost control while ramping up shipping volumes in response to a gradually improving market environment,” said John T. Drexler, Arch’s chief operating officer. “Once again, the Leer mine set the tone, with cash costs in the mid-$40 per ton range, demonstrating yet again why we remain highly focused on getting the Leer South longwall online at the earliest possible date.”

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	Metallurgical
	3Q20	2Q20	3Q19
Tons sold (in millions)	2.0	1.5	2.1
Coking	1.7	1.3	1.9
Thermal	0.3	0.2	0.2
Coal sales per ton sold	$67.04	$76.17	$98.89
Coking	$75.18	$84.26	$105.72
Thermal	$18.09	$18.12	$32.13
Cash cost per ton sold	$60.78	$61.95	$64.89
Cash margin per ton	$6.26	$14.22	$34.00

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Beckley, Leer, Mountain Laurel and Leer South/Sentinel.

Arch’s coking coal shipments increased more than 30 percent on a sequential basis during the third quarter, as the company capitalized on a gradually improving demand picture following the pandemic-related lows of the previous quarter. The segment also maintained its strong cost execution, but experienced margin compression as the average realized price fell to the lowest level in four years due to weak index-based pricing, which lagged the demand recovery.

“With improving fundamentals in the global steel sector and the recent uplift in coking coal prices, we expect expanding profit margins and cash contributions from our metallurgical segment in the fourth quarter and as we progress into 2021,” Drexler said.

	Powder River Basin
	3Q20	2Q20	3Q19
Tons sold (in millions)	14.3	10.6	22.2
Coal sales per ton sold	$12.41	$12.36	$12.02
Cash cost per ton sold	$10.03	$12.92	$9.77
Cash margin per ton	$2.38	$(0.56)	$2.25

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Black Thunder and Coal Creek.

Arch’s legacy Powder River Basin segment benefited from higher volumes, a more favorable balance between production and shipping rates, and solid cost control.

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	Other Thermal
	3Q20	2Q20	3Q19
Tons sold (in millions)	0.8	1.0	2.0
Coal sales per ton sold	$32.06	$29.80	$39.52
Cash cost per ton sold	$35.02	$35.36	$31.16
Cash margin per ton	$(2.96)	$(5.56)	$8.36

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Coal-Mac, Viper and West Elk. Coal-Mac is included through December 13, 2019, the date of divestiture.

Arch’s legacy Other Thermal segment again experienced negative margins due principally to ongoing weakness in domestic thermal markets.

Progress at Leer South

“The Arch team continues to maintain great momentum at its world-class Leer South growth project, where development remains on time and on budget,” Drexler said.

Longwall production is expected to commence at Leer South in the third quarter of 2021. When fully operational, the mine is expected to produce up to four million tons of High-Vol A coking coal annually for sale into global metallurgical markets and to operate in tandem with Arch’s flagship Leer mine for the next 20 years or more.

Arch expended approximately $45.8 million on Leer South’s development during the third quarter, and reaffirmed that it expects to invest a total of $360 million to $390 million on the mine’s buildout. At September 30, 2020, the company had expended a total of $256 million on the project, which is nearly 70 percent of the total projected spend at the mid-point of guidance.

“As previously stated, Leer South is expected to enhance our already high-performing coking coal portfolio across every major metric – boosting our volumes, lowering our average unit cost, enhancing our overall product quality and expanding our profit margins across a wide range of market conditions,” Drexler said. “Moreover, with a gradually improving market outlook heading into 2021, we believe our decision to drive forward with the buildout during the recent market trough could prove highly advantageous as well.”

Market Update

Metallurgical markets remain in the early stages of recovery. After reaching a recent low of $106 per metric ton in August, High-Vol A pricing assessments have rebounded 10 percent or so in recent weeks. Supporting this improvement, global steel prices have increased more than 30 percent from recent trough levels in all major regions, and steel producers continue to gradually and selectively resume operations at blast furnaces idled earlier in 2020. In North America, 18 of 27 blast furnaces are now operating – versus just 12 at the low point – and European steelmakers have restarted nearly half of the 25 million tons of capacity that they idled earlier in the year. Asia and South America are following a similar recovery trajectory. In China, steel production is significantly outpacing 2019 levels. Steel mill utilization rates are slowly but steadily marching higher as well, with U.S. mills operating at nearly 70 percent this past week, versus a recent low of 51 percent in the spring.

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Meanwhile, still-depressed pricing levels continue to pressure global coking coal supply, with production trending down in most major producing regions. Arch believes that the rationalization of high-cost supply – coupled with the ongoing recovery in global demand – could return the market to relative balance in the near term. Several of Arch’s major customers have approached the company about accelerating shipments in recent weeks, and inquiries concerning new business are picking up as well.

During the quarter, Arch secured commitments totaling 1.7 million tons for delivery to North American customers in 2021, at an average fixed price of more than $90 per ton. Of that total, 1.3 million tons were High-Vol A quality that garnered more than $93 per ton.

“As we have stated in the past, we believe there is good, strategic rationale for maintaining a solid presence in the North American marketplace, but only at the right price,” Drexler said. “Despite the challenging market environment, we were able to lock in commitments for more than 20 percent of our projected 2021 output, at fixed pricing well above the assessed marks.”

Outlook

“We are excited about the tremendous, value-creating potential of our business going forward,” Lang said. “We have an exceptional foundation on which to build, including a clear and carefully constructed strategy, low-cost metallurgical assets, a high-quality product slate, proven marketing and logistics expertise, industry-leading ESG performance, and a best-in-class growth project that is nearing fruition. Moving forward, we plan to drive operational excellence throughout the organization; augment our strong financial footing; deliver still further improvement across key ESG metrics; and forge ahead with Leer South, which we believe will set the stage for greater cash generation and value creation in the future.”

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	2020		2021
	Tons	$ per ton	Tons	$ per ton
Metallurgical (in millions of tons)
Committed, Priced Coking North American	1.6	$106.80	1.7	$90.07
Committed, Unpriced Coking North American	-		-
Committed, Priced Coking Seaborne	3.6	$76.53	0.2	$80.83
Committed, Unpriced Coking Seaborne	0.8		1.8
Total Committed Coking	6.1		3.7

Committed, Priced Thermal Byproduct	0.9	$18.46	0.1	$19.58
Committed, Unpriced Thermal Byproduct	0.1		-
Total Committed Thermal Byproduct	1.0		0.1

Powder River Basin (in millions of tons)
Committed, Priced	53.6	$12.35	42.8	$12.56
Committed, Unpriced	0.4		3.0
Total Committed	54.0		45.8

Other Thermal (in millions of tons)
Committed, Priced	3.2	$30.12	1.7	$34.28
Committed, Unpriced	0.1		-
Total Committed	3.3		1.7

Corporate (in $ millions)
D,D&A		$120 - $125
ARO Accretion		$18 - $20
S,G&A - Cash		$62 - $66
S,G&A - Non-Cash		$16 - $18
Net Interest Expense		$8 - $10
Capital Expenditures		$270 - $290
Tax Provision (%)		Approximately 0%

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; from changes in the demand for our coal by the global electric generation and steel industries; from our ability to access the capital markets on acceptable terms and conditions; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from impacts related to the termination of the proposed joint venture with Peabody Energy Corporation; from our ability to generate significant revenue to make payments required by, and to comply with restrictions related to, our tax-exempt bonds; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

8

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenues	$382,261	$619,467	$1,107,014	$1,744,872

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	345,539	491,004	1,036,886	1,380,563
Depreciation, depletion and amortization	32,630	30,249	94,105	82,122
Accretion on asset retirement obligations	4,947	5,137	14,939	15,411
Change in fair value of coal derivatives and coal trading activities, net	2,649	1,530	3,263	(19,851)
Selling, general and administrative expenses	21,541	24,566	64,024	73,864
Costs related to proposed joint venture with Peabody Energy	4,423	3,754	15,938	6,772
Asset impairment	163,088	-	163,088	-
Severance costs related to voluntary separation plan	18	-	13,283	-
Gain on property insurance recovery related to Mountain Laurel longwall	-	-	(23,518)	-
(Gain) loss on divestitures	-	-	(1,369)	4,304
Preference Rights Lease Application settlement income	-	(39,000)	-	(39,000)
Other operating income, net	(4,894)	(4,254)	(16,768)	(9,143)
	569,941	512,986	1,363,871	1,495,042

Income (loss) from operations	(187,680)	106,481	(256,857)	249,830

Interest expense, net
Interest expense	(2,989)	(4,049)	(9,900)	(12,856)
Interest and investment income	459	3,709	3,511	7,940
	(2,530)	(340)	(6,389)	(4,916)

Income (loss) before nonoperating expenses	(190,210)	106,141	(263,246)	244,914

Nonoperating (expenses) income
Non-service related pension and postretirement benefit (costs) credits	(878)	975	(3,076)	(2,127)
Reorganization items, net	-	-	26	71
	(878)	975	(3,050)	(2,056)

Income (loss) before income taxes	(191,088)	107,116	(266,296)	242,858
Provision for (benefit from) income taxes	379	347	(206)	508

Net income (loss)	$(191,467)	$106,769	$(266,090)	$242,350

Net income (loss) per common share
Basic earnings (loss) per share	$(12.64)	$6.79	$(17.57)	$14.61
Diluted earnings (loss) per share	$(12.64)	$6.34	$(17.57)	$13.66

Weighted average shares outstanding
Basic weighted average shares outstanding	15,147	15,736	15,144	16,591
Diluted weighted average shares outstanding	15,147	16,852	15,144	17,744

Dividends declared per common share	$-	$0.45	$0.50	$1.35

Adjusted EBITDA (A)	$17,426	$106,621	$19,609	$319,439

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

9

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$156,655	$153,020
Short-term investments	63,128	135,667
Restricted cash	13,919	-
Trade accounts receivable	127,292	168,125
Other receivables	2,880	21,143
Inventories	143,396	130,898
Other current assets	55,712	97,894
Total current assets	562,982	706,747

Property, plant and equipment, net	964,472	984,509

Other assets
Equity investments	70,275	105,588
Other noncurrent assets	55,608	70,912
Total other assets	125,883	176,500
Total assets	$1,653,337	$1,867,756

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$99,110	$133,060
Accrued expenses and other current liabilities	141,021	157,167
Current maturities of debt	25,987	20,753
Total current liabilities	266,118	310,980
Long-term debt	368,278	290,066
Asset retirement obligations	239,614	242,432
Accrued pension benefits	6,108	5,476
Accrued postretirement benefits other than pension	85,642	80,567
Accrued workers’ compensation	219,851	215,599
Other noncurrent liabilities	102,080	82,100
Total liabilities	1,287,691	1,227,220

Stockholders' equity
Common Stock	252	252
Paid-in capital	744,112	730,551
Retained earnings	457,432	731,425
Treasury stock, at cost	(827,381)	(827,381)
Accumulated other comprehensive income (loss)	(8,769)	5,689
Total stockholders’ equity	365,646	640,536
Total liabilities and stockholders’ equity	$1,653,337	$1,867,756

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Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2020	2019
	(Unaudited)
Operating activities
Net income (loss)	$(266,090)	$242,350
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	94,105	82,122
Accretion on asset retirement obligations	14,939	15,411
Deferred income taxes	14,227	13,680
Employee stock-based compensation expense	13,907	17,305
Amortization relating to financing activities	3,189	2,757
Gain on property insurance recovery related to Mountain Laurel longwall	(23,518)	-
Gain on disposals and divestitures, net	(3,460)	(818)
Asset impairment	163,088	-
Preference Rights Lease Application settlement income	-	(39,000)
Changes in:
Receivables	47,416	(4,622)
Inventories	(12,499)	(46,073)
Accounts payable, accrued expenses and other current liabilities	(50,474)	1,569
Income taxes, net	22,855	32,440
Other	38,229	16,932
Cash provided by operating activities	55,914	334,053

Investing activities
Capital expenditures	(205,661)	(137,396)
Minimum royalty payments	(1,186)	(1,187)
Proceeds from disposals and divestitures	856	1,799
Purchases of short-term investments	(76,593)	(158,578)
Proceeds from sales of short-term investments	148,670	146,170
Investments in and advances to affiliates, net	(1,549)	(4,810)
Proceeds from property insurance recovery related to Mountain Laurel longwall	23,518	-
Cash used in investing activities	(111,945)	(154,002)

Financing activities
Payments on term loan due 2024	(2,250)	(2,250)
Proceeds from equipment financing	53,611	-
Proceeds from tax exempt bonds	53,090	-
Net payments on other debt	(19,347)	(12,077)
Debt financing costs	(3,528)	-
Dividends paid	(7,645)	(22,264)
Purchases of treasury stock	-	(232,999)
Payments for taxes related to net share settlement of equity awards	(346)	-
Other	-	30
Cash provided by (used in) financing activities	73,585	(269,560)

Increase (decrease) in cash and cash equivalents, including restricted cash	17,554	(89,509)
Cash and cash equivalents, including restricted cash, beginning of period	153,020	264,937

Cash and cash equivalents, including restricted cash, end of period	$170,574	$175,428

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$156,655	$175,428
Restricted cash	13,919	-

	$170,574	$175,428

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Arch Resources, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Term loan due 2024 ($289.5 million face value)	$288,730	$290,825
Tax exempt bonds	53,090	-
Other	59,359	25,007
Debt issuance costs	(6,914)	(5,013)
	394,265	310,819
Less: current maturities of debt	25,987	20,753
Long-term debt	$368,278	$290,066

Calculation of net debt
Total debt (excluding debt issuance costs)	$401,179	$315,832
Less liquid assets:
Cash and cash equivalents	156,655	153,020
Short term investments	63,128	135,667
	219,783	288,687
Net debt	$181,396	$27,145

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Arch Resources, Inc. and Subsidiaries
Operational Performance
(In millions, except per ton data)

	Three Months Ended September 30, 2020		Three Months Ended June 30, 2020		Three Months Ended September 30, 2019
	(Unaudited)		(Unaudited)		(Unaudited)
Powder River Basin
Tons Sold	14.3		10.6		22.2

Segment Sales	$177.5	$12.41	$131.0	$12.36	$266.4	$12.02
Segment Cash Cost of Sales	143.5	10.03	136.9	12.92	216.4	9.77
Segment Cash Margin	34.0	2.38	(5.9)	(0.56)	49.9	2.25

Metallurgical
Tons Sold	2.0		1.5		2.1

Segment Sales	$132.1	$67.04	$112.4	$76.17	$206.1	$98.89
Segment Cash Cost of Sales	119.8	60.78	91.4	61.95	135.2	64.89
Segment Cash Margin	12.4	6.26	21.0	14.22	70.9	34.00

Other Thermal
Tons Sold	0.8		1.0		2.0

Segment Sales	$26.3	$32.06	$30.0	$29.80	$78.5	$39.52
Segment Cash Cost of Sales	28.8	35.02	35.6	35.36	61.9	31.16
Segment Cash Margin	(2.4)	(2.96)	(5.6)	(5.56)	16.6	8.36

Total Segment Cash Margin	$43.9		$9.4		$137.4

Selling, general and administrative expenses	(21.5)		(19.7)		(24.6)
Other	(4.9)		(0.4)		(6.2)

Adjusted EBITDA	$17.4		$(10.7)		$106.6

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Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.
The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended September 30, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$180,850	$168,054	$32,449	$908	$382,261
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(29)	(2,552)	-	(2,581)
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	903	903
Transportation costs	3,341	35,951	8,655	5	47,952
Non-GAAP Segment coal sales revenues	$177,509	$132,132	$26,346	$-	$335,987
Tons sold	14,309	1,971	822
Coal sales per ton sold	$12.41	$67.04	$32.06

Quarter ended June 30, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$133,096	$138,951	$41,297	$6,177	$319,521
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(259)	(2,486)	-	(2,745)
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	6,143	6,143
Transportation costs	2,143	26,848	13,807	34	42,832
Non-GAAP Segment coal sales revenues	$130,953	$112,362	$29,976	$-	$273,291
Tons sold	10,597	1,475	1,006
Coal sales per ton sold	$12.36	$76.17	$29.80

Quarter ended September 30, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$269,968	$254,493	$94,052	$954	$619,467
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(506)	(4,533)	-	(5,039)
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	954	954
Transportation costs	3,581	48,925	20,080	-	72,586
Non-GAAP Segment coal sales revenues	$266,387	$206,074	$78,505	$-	$550,966
Tons sold	22,156	2,084	1,986
Coal sales per ton sold	$12.02	$98.89	$39.52

14

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended September 30, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$146,610	$155,729	$37,435	$5,765	$345,539
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(278)	-	-	-	(278)
Transportation costs	3,341	35,951	8,655	5	47,952
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	4,007	4,007
Other (operating overhead, certain actuarial, etc.)	-	-	-	1,753	1,753
Non-GAAP Segment cash cost of coal sales	$143,547	$119,778	$28,780	$-	$292,105
Tons sold	14,309	1,971	822
Cash cost per ton sold	$10.03	$60.78	$35.02

Quarter ended June 30, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$138,026	$118,238	$49,382	$10,702	$316,348
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(1,011)	-	-	-	(1,011)
Transportation costs	2,143	26,848	13,807	34	42,832
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	9,068	9,068
Other (operating overhead, certain actuarial, etc.)	-	-	-	1,600	1,600
Non-GAAP Segment cash cost of coal sales	$136,894	$91,390	$35,575	$-	$263,859
Tons sold	10,597	1,475	1,006
Cash cost per ton sold	$12.92	$61.95	$35.36

Quarter ended September 30, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$218,966	$184,149	$81,976	$5,913	$491,004
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(1,057)	-	-	-	(1,057)
Transportation costs	3,581	48,925	20,080	-	72,586
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	3,871	3,871
Other (operating overhead, certain actuarial, etc.)	-	-	-	2,042	2,042
Non-GAAP Segment cash cost of coal sales	$216,442	$135,224	$61,896	$-	$413,562
Tons sold	22,156	2,084	1,986
Cash cost per ton sold	$9.77	$64.89	$31.16

15

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income (loss), income (loss) from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$(191,467)	$106,769	$(266,090)	$242,350
Provision for (benefit from) income taxes	379	347	(206)	508
Interest expense, net	2,530	340	6,389	4,916
Depreciation, depletion and amortization	32,630	30,249	94,105	82,122
Accretion on asset retirement obligations	4,947	5,137	14,939	15,411
Costs related to proposed joint venture with Peabody Energy	4,423	3,754	15,938	6,772
Severance costs related to voluntary separation plan	18	-	13,283	-
Gain on property insurance recovery related to Mountain Laurel longwall	-	-	(23,518)	-
(Gain) loss on divestitures	-	-	(1,369)	4,304
Asset impairment	163,088	-	163,088	-
Preference Rights Lease Application settlement income	-	(39,000)	-	(39,000)
Non-service related pension and postretirement benefit (costs) credits	878	(975)	3,076	2,127
Reorganization items, net	-	-	(26)	(71)

Adjusted EBITDA	$17,426	$106,621	$19,609	$319,439
EBITDA from idled or otherwise disposed operations	2,896	2,584	10,691	3,151
Selling, general and administrative expenses	21,541	24,566	64,024	73,864
Other	2,160	3,855	1,313	(13,038)

Segment Adjusted EBITDA from coal operations	$44,023	$137,626	$95,637	$383,416

Segment Adjusted EBITDA
Powder River Basin	$34,486	$50,153	$28,542	$85,433
Metallurgical	12,407	70,814	76,037	264,284
Other Thermal	(2,870)	16,659	(8,942)	33,699

Total Segment Adjusted EBITDA	$44,023	$137,626	$95,637	$383,416

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